Exhibit 1.01
KEYSIGHT TECHNOLOGIES, INC.
Conflict Minerals Report
For The Year Ended December 31, 2015

This Conflict Minerals Report (the “Report”) of Keysight Technologies, Inc. (“Keysight” or “we”) for the year ended December 31, 2015 is designed to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

Pursuant to the Rule, Keysight conducted due diligence regarding the source and chain of custody of the necessary conflict minerals in our products. Based on our efforts assessing our supply chain, and the uncertainty in responses we received from our suppliers, we cannot exclude the possibility that some of the tin, tungsten, tantalum and gold (collectively referred to herein as “conflict minerals” or “3TGs”) present in our supply chain may have originated in the Democratic Republic of Congo (“DRC”) or adjoining countries (collectively the “Covered Countries”). For this reason, we are required under the Rule to submit this Report as an Exhibit to Keysight’s Form SD.

This report has been prepared by Keysight with the assistance of our third-party vendor, Assent Compliance (“Assent”). The information includes the activities of all majority-owned subsidiaries and variable interest entities that are required to be consolidated. It does not include the activities of variable interest entities that are not required to be consolidated.

1.    Company Overview

Keysight designs and manufactures electronic measurement solutions for the communications, electronics and defense industries. We provide electronic measurement instruments and systems and related software, software design tools, and related services that are used in the design, development, manufacture, installation, deployment and operation of electronics equipment. Related services include start-up assistance, instrument productivity, application services and instrument calibration and repair. We also offer customization, consulting and optimization services throughout the customer's product lifecycle. Most instruments we manufacture utilize some amount of tungsten, tantalum, tin and gold.

2.    Conflict Minerals Policy

Keysight is committed to complying with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and requiring that same commitment from our supply chain partners. To that end, Keysight’s Supplier Environmental and Social Responsibility Code of Conduct requires suppliers to take reasonable measures to ensure products, parts, components and materials supplied to Keysight are “DRC (Democratic Republic of Congo) conflict free” as that term is used under Section 1502 of the Dodd-Frank Act. In addition, we maintain a Statement on Conflict Minerals publicly available on our website which sets out our position.
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1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country. Tin, Tungsten, Tantalum and Gold will herein be referred to as the 3TGs for discussion purposes.

3.     Description of Reasonable Country of Origin Inquiry

In undertaking the reasonable country of origin inquiry (“RCOI”), Keysight conducted a survey of all of its strategic and core suppliers, representing a majority portion of Keysight’s supplier spend in 2015.2 Keysight conducted analysis on our supply chain to remove suppliers based on the following criteria:

•	The company supplies Keysight with packaging only (excluding labels);

•	The company supplies Keysight only with items that do not end up in Keysight’s products (including equipment used to make our products but not a part of the actual products themselves);

•	The company is a test lab providing Keysight with product testing only;

•	The company is a service provider only;

•	The company has not supplied anything to Keysight in the last two years; and

•	The company does not meet Keysight’s criteria for supplying items containing 3TGs.

Keysight provided Assent a list of identified strategic and core suppliers for upload to the Assent Compliance Manager tool for tracking purposes. Keysight then conducted the supplier survey portion of the RCOI, using the EICC-GeSI Conflict Minerals Reporting Template (“CMRT”). Keysight contacted suppliers electronically and requested that they respond to the questions in the CMRT with respect to their supply chain items provided to Keysight. With the help of Assent, we followed up with nonresponsive suppliers a minimum of three times to encourage completion and assist with questions regarding the CMRT. Keysight also offered additional training and support to the suppliers through Assent’s training programs and individual support model.

The Keysight program continues to include automated data validation on all submitted supplier CMRTs. The goal of data validation is to identify the accuracy of submissions and identify any contradictory answers in the CMRT. In practice, data validation flags inconsistent answers by a supplier in the CMRT. For instance, if in response to Question 5 of the CMRT a supplier reports not having received relevant origin information from all of its conflict mineral suppliers, the supplier must also respond “no” to Question 4, which asks whether 100% of its conflict minerals from the Covered Countries come from recycled sources. Automated data validation screens for this and similar agreement in a CMRT.

All submitted CMRTs are accepted and classified as valid or invalid so that all data is retained. Suppliers are then contacted in regards to invalid forms and are encouraged to resubmit using a valid form. Of the invalid CMRTs that were flagged in the system, all but one was resolved and replaced by a valid submission.

4.    Due Diligence Process

Design of Due Diligence

The due diligence Keysight has undertaken pursuant to the Rule has been designed to conform, in all respects, with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related Supplements for gold, tin, tantalum and tungsten. Below we summarize our approach to due diligence.

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2Strategic suppliers are those Keysight vendors that are globally managed and impact multiple business units or sites. They are considered strategic to our long-term success as a company and typically represent Keysight’s highest spend. Because they are integral to our business and fully integrated into our supply chain, they also pose significant business risk should they stop supplying Keysight for any reason. Core suppliers are those vendors we consider as foundational to the success of a Keysight site or business unit. They may be globally or locally managed and are moderately integrated into our supply chain. Like strategic suppliers, core suppliers also typically represent high spend and potential business impact should supply be interrupted.

The Company’s conflict minerals due diligence process includes the five steps as defined by the OECD Guidance: 1) establishing strong company management systems, 2) identifying and assessing risks in our supply chain, 3) designing and implementing a strategy to respond to identified risks, 4) utilizing independent third-party audits, and 5) publicly reporting on our supply chain due diligence. A summary of the due diligence measures undertaken by the Company is outlined below.

Establish Strong Company Management Systems

Internal Team

Keysight has established a management system for conflict minerals compliance. Our management system includes an internal team comprised of members of the Legal, the Product Regulatory Affairs and Global Procurement departments. Their efforts are supported by Keysight’s General Counsel, as well as other executive-level representatives. The team of regulatory and legal subject matter experts includes (in alphabetical order):

•	Manoj Chaudhari, Procurement Compliance Program Manager

•	Brendan Kelleher, Global Compliance Director

•	Jeffrey Li, Vice President and Assistant General Counsel

•	James C. Powell, Product Regulatory Compliance, Americas Program Manager

•	Robert Tait, Global Product Regulatory Compliance Manager

•	BT Khoo, Global Procurement and Materials Compliance Director

The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by James C. Powell, who acts as the conflict minerals program manager. Senior management and our Board of Directors is briefed about the results of our program efforts as necessary.

Control Systems

We have put into place necessary controls to promote compliance with the Rule. One central control is our Standards of Business Conduct (“SBC”), Keysight’s employee code of conduct which outlines expected behaviors for all Keysight employees. The SBC includes instructions to employees to ensure that all third parties acting on behalf of Keysight comply with current laws on conflict minerals. We also provide multiple mechanisms whereby employees and suppliers can report violations of Keysight’s policies, including an anonymous hotline managed by the Compliance team within the Legal Department. Additionally, inquiries regarding conflict minerals may be submitted via dedicated e-mail address managed by Keysight’s Product Regulatory team.

Further, our Supplier Environmental and Social Responsibility Code of Conduct, directs all Keysight suppliers to “take reasonable measures to ensure products, parts, components and materials supplied to Keysight are ‘DRC (Democratic Republic of Congo) conflict free.’” Keysight communicates this requirement in writing to all suppliers, and suppliers must complete an online verification survey to ensure compliance with Keysight’s supply chain requirements. As we enter into new supplier agreements, or renew existing contracts, we add a clause requiring suppliers to provide information about the sources (including smelters) of conflict minerals in products they supply to Keysight.

Supplier Engagement

In an effort to come into line with the OECD requirement to strengthen engagement with suppliers, Keysight has, through Assent, offered and provided our suppliers with education on conflict minerals and the related requirements of the Rule. Feedback from this engagement has allowed us to enhance the training by focusing and adapting it to each user’s needs. It has also allowed us to make clear our expectations to suppliers in our supply chain.

Grievance Mechanism

Various communication channels exist to serve as grievance mechanisms for early-warning risk awareness. We have multiple longstanding grievance mechanisms whereby employees (internal) and suppliers (external) can report violations of Keysight’s policies. This includes, but is not limited to our whistleblower hotline, which is accessible online to internal and external parties alike. The web address for this hotline is included on every page of our publicly available SBC. Employees also may take advantage of Keysight’s open door policy to escalate concerns to management, Internal Audit or our Legal Department.

Maintain Records

Finally, we have adopted a policy to retain relevant documentation relating to our conflict minerals compliance efforts. Documentation will be retained for a period of 10 years.

Identify and Assess Risks in the Supply Chain

In accordance with OECD Guidelines, we believe it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified conflict-free pose a significant risk to our supply chain. We employ the Assent Compliance Manager software to assist in evaluating risk. The software provides us a classification of high, medium or low risk for each of our suppliers based on three criteria: (1) whether the supplier sources conflict minerals from a company verified as an actual smelter or refiner by the Conflict-Free Sourcing Initiative (“CFSI”) (2) the proximity of a supplier’s smelter to the Covered Countries; and (3) whether the supplier’s smelter is certified conflict-free by either the CFSI or the London Bouillon Market Association (“LBMA”) Responsible Gold Programme.

Keysight, with the help of Assent, reviewed all CMRT responses submitted by our strategic and core suppliers. We do not typically have a direct relationship with smelters and refiners of conflict minerals, and we do not perform or direct audits of these entities within our supply chain. Therefore, to examine the smelters and refiners listed by our suppliers in CMRTs, Assent compared these facilities to the list of smelters maintained by the CFSI, the United States Department of Commerce and the LBMA. If a supplier indicated on its CMRT that the facility was certified as conflict-free, Assent confirmed that the name was listed as such by CFSI.

Additionally, Keysight evaluates our suppliers on the strength of their conflict minerals compliance programs, which further assists us to identify risk in the supply chain. While conflict minerals compliance is a new concept and many companies do not have fulsome compliance programs, we believe tracking the strength of our suppliers’ programs meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions in the future. We focus on the following questions in the CMRT in evaluating the current status of suppliers’ compliance programs:

A. Do you have a policy in place that includes DRC conflict-free sourcing?
E. Have you implemented due diligence measures for conflict-free sourcing?
H. Do you verify due diligence information received from your suppliers?
I. Does your verification process include corrective action management?

Keysight deems suppliers to have a strong compliance program if they answer yes to each of these four questions. Anything less represents a weak program in our eyes and an opportunity for improvement by the supplier and Keysight.

This year Keysight included additional follow-ups if, in response to Question 5 of the CMRT, a supplier reports not having received relevant origin information from all of its conflict mineral suppliers. If a supplier stated on their CMRT that it had received responses from less than 50% of its supply chain, these suppliers were asked to verify if this statement was still true. If the supplier had updates to the statement, it was asked to submit an updated CMRT.

We believe that our approach focusing on suppliers’ smelters and conflict minerals compliance programs represent a reasonable effort to determine the mines or locations of origin of the conflict minerals in our products. Our current policy requires us to retain documentation of this inquiry for at least five years.

Design and Implement a Strategy to Respond to Identified Risks

Once a conflict mineral-related risk is identified, Keysight has a risk management plan that goes into effect to explore and mitigate the risk. As an initial step, we ensure that all suppliers understand our expectations regarding Dodd-Frank Act compliance by providing them documented instructions on CMRT completion. Escalations are sent to non-responsive suppliers to outline the importance of submitting a CMRT response and describe the cooperation required of our suppliers to ensure compliance to the Rule. Updates on this process are provided regularly to Keysight management.

Keysight communicates directly with suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the Covered Countries. As part of this communication, Keysight suggests that the supplier source 3TGs from sources that do not support such conflict, as provided in the OECD guidance. To date, we have not identified any instance in which it was necessary to terminate a contract or find an alternate supplier due to lack of compliance with the Rule or Keysight’s requirements.

Carry Out Independent Third-Party Audit

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. We rely upon industry associations that administer independent third-party smelter and refinery audit programs. During this reporting year, Keysight became a member for CFSI and is working in support and promotion of its conflict-free smelter program (“CFSP”) audit programs.

Publicly Report on Supply Chain Due Diligence

Keysight reports annually on supply chain due diligence by filing a Form SD and Conflict Minerals Report with the SEC herein. This can be accessed via our company website at: http://about.keysight.com/en/companyinfo/environment/Keysight_Conflict_Minerals_Report.pdf.

5.    Due Diligence Results

Evaluating Smelters

As of April 5th, 2016, we have validated 311 smelters or refiners in our supply chain based on information from CFSI, and we are working to validate the additional smelter/refiner entries from the submitted CMRTs. Attached to this CMR as Appendix A, we have included the current list of valid smelters disclosed to us by our suppliers.

Based on the smelter lists provided by suppliers via the CMRTs, we are aware of 214 smelters in our supply chain which are certified conflict-free. We also have identified a number of other smelters certified as conflict-free for which the source of raw materials is not disclosed.

Many suppliers are still unable to provide detailed or adequate information about the smelters or refiners used for materials supplied to us. Many supplier responses also were provided at the company or division level, rather than the product or part level. We therefore are unable to determine whether the conflict minerals reportedly in use by our suppliers were contained in components or parts supplied to us. Several

Keysight suppliers also are unable to conclude which of their smelters or refiners provided the conflict minerals used in their products supplied to Keysight.

Product Determination

We lack sufficient information from suppliers or other sources regarding all of the smelters and refiners that processed the necessary 3TGs in our products to conclude (i) whether the 3TGs originated in the Covered Countries and, if so (ii) whether the 3TGs were from recycled or scrap sources or from other conflict-free sources.

6.    Next Steps

In the next reporting year, Keysight’s conflict minerals program will continue to focus on vetting smelter data including:

•	Requiring the use of smelter identification numbers;

•	Requesting that suppliers connect any identified smelters with the products and parts the suppliers supply to Keysight;

•	Comparing smelters reported by suppliers on the CMRT to CFSI’s list of smelters; and

•	Promoting the CFSP audit programs through our supply chain.

In addition, we intend to take the following steps to improve our due diligence process and to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries:

•	Include a conflict minerals flow-down clause in new or renewed supplier contracts;

•	Continue to expand the number of suppliers requested to supply information;

•	Continue to engage with suppliers and direct them to training resources to increase the response rate and improve the content quality of the supplier survey responses; and

•
Engage any of our suppliers found to be supplying us with conflict minerals from sources that support conflict in the Covered Countries to establish an alternative source of conflict minerals that does not support such conflict.

Appendix A:

The table below lists the smelters or refiners identified by our responsive suppliers that may have been used to process the minerals necessary to the functionality or production of our products during 2015.

Metal	Standard Smelter Name	Smelter Facility Location	Conflict Free?
Gold	Advanced Chemical Company	UNITED STATES	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Yes
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Unknown
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Yes
Gold	Argor-Heraeus SA	SWITZERLAND	Yes
Gold	Asahi Pretec Corporation	JAPAN	Yes
Gold	Asahi Refining Canada Limited	CANADA	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown
Gold	Aurubis AG	GERMANY	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Yes
Gold	Bauer Walser AG	GERMANY	Unknown
Gold	Boliden AB	SWEDEN	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	Yes
Gold	Caridad	MEXICO	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Yes
Gold	Cendres + Métaux SA	SWITZERLAND	Unknown
Gold	Chimet S.p.A.	ITALY	Yes
Gold	Chugai Mining	JAPAN	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Unknown
Gold	DODUCO GmbH	GERMANY	Yes
Gold	Dowa	JAPAN	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Yes
Gold	Elemetal Refining, LLC	UNITED STATES	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Yes
Gold	Faggi Enrico S.p.A.	ITALY	Unknown
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Unknown
Gold	Geib Refining Corporation	UNITED STATES	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Yes
Gold	Heraeus Ltd. Hong Kong	CHINA	Yes

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Yes
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Yes
Gold	Istanbul Gold Refinery	TURKEY	Yes
Gold	Japan Mint	JAPAN	Yes
Gold	Jiangxi Copper Company Limited	CHINA	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Yes
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	Yes
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Yes
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Unknown
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Lingbao Gold Company Limited	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Materion	UNITED STATES	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Yes
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Unknown
Gold	Metalor Technologies SA	SWITZERLAND	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	Yes
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Yes
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Yes
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Unknown

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Yes
Gold	PAMP SA	SWITZERLAND	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Yes
Gold	PX Précinox SA	SWITZERLAND	Yes
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Yes
Gold	Republic Metals Corporation	UNITED STATES	Yes
Gold	Royal Canadian Mint	CANADA	Yes
Gold	SAAMP	FRANCE	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Unknown
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Yes
Gold	SEMPSA Joyería Platería SA	SPAIN	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	Yes
Gold	So Accurate Group, Inc.	UNITED STATES	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Yes
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Yes
Gold	T.C.A S.p.A	ITALY	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	Unknown
Gold	Umicore Brasil Ltda.	BRAZIL	Yes
Gold	Umicore Precious Metals Thailand	THAILAND	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Yes
Gold	Valcambi SA	SWITZERLAND	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Yes
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	Yes
Tantalum	Duoluoshan	CHINA	Yes

Tantalum	Exotech Inc.	UNITED STATES	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Unknown
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Yes
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Yes
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Yes
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Yes
Tantalum	KEMET Blue Metals	MEXICO	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	Yes
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Yes
Tantalum	Mineração Taboca S.A.	BRAZIL	Yes
Tantalum	Mitsui Mining & Smelting	JAPAN	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Yes
Tantalum	Plansee SE Liezen	AUSTRIA	Yes
Tantalum	Plansee SE Reutte	AUSTRIA	Yes
Tantalum	QuantumClean	UNITED STATES	Yes
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Yes
Tantalum	Taki Chemicals	JAPAN	Yes
Tantalum	Telex Metals	UNITED STATES	Yes
Tantalum	Tranzact, Inc.	UNITED STATES	Yes
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Yes
Tantalum	Zhuzhou Cemented Carbide	CHINA	Yes
Tin	Alpha	UNITED STATES	Yes
Tin	An Thai Minerals Company Limited	VIETNAM	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	Unknown
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	Yes
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Yes

Tin	CV Ayi Jaya	INDONESIA	Yes
Tin	CV Dua Sekawan	INDONESIA	Unknown
Tin	CV Gita Pesona	INDONESIA	Yes
Tin	CV Serumpun Sebalai	INDONESIA	Yes
Tin	CV Tiga Sekawan	INDONESIA	Unknown
Tin	CV United Smelting	INDONESIA	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	Yes
Tin	Dowa	JAPAN	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Unknown
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Yes
Tin	EM Vinto	BOLIVIA	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Unknown
Tin	Fenix Metals	POLAND	Yes
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Yes
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Yes
Tin	Melt Metais e Ligas S/A	BRAZIL	Yes
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Tin	Metallic Resources, Inc.	UNITED STATES	Yes
Tin	Metallo-Chimique N.V.	BELGIUM	Yes
Tin	Mineração Taboca S.A.	BRAZIL	Yes
Tin	Minsur	PERU	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	Yes
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Yes
Tin	Phoenix Metal Ltd.	RWANDA	Unknown
Tin	PT Alam Lestari Kencana	INDONESIA	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	Yes
Tin	PT Bangka Kudai Tin	INDONESIA	Unknown
Tin	PT Bangka Prima Tin	INDONESIA	Yes
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	Yes

Tin	PT BilliTin Makmur Lestari	INDONESIA	Yes
Tin	PT Bukit Timah	INDONESIA	Yes
Tin	PT Cipta Persada Mulia	INDONESIA	Yes
Tin	PT DS Jaya Abadi	INDONESIA	Yes
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Yes
Tin	PT Fang Di MulTindo	INDONESIA	Unknown
Tin	PT Inti Stania Prima	INDONESIA	Yes
Tin	PT Justindo	INDONESIA	Yes
Tin	PT Karimun Mining	INDONESIA	Unknown
Tin	PT Kijang Jaya Mandiri	INDONESIA	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	Yes
Tin	PT Panca Mega Persada	INDONESIA	Yes
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Unknown
Tin	PT Prima Timah Utama	INDONESIA	Yes
Tin	PT Refined Bangka Tin	INDONESIA	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	Yes
Tin	PT Seirama Tin Investment	INDONESIA	Unknown
Tin	PT Stanindo Inti Perkasa	INDONESIA	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	Yes
Tin	PT Tirus Putra Mandiri	INDONESIA	Unknown
Tin	PT Tommy Utama	INDONESIA	Yes
Tin	PT Wahana Perkit Jaya	INDONESIA	Yes
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Yes
Tin	Rui Da Hung	TAIWAN	Yes
Tin	Soft Metais Ltda.	BRAZIL	Yes
Tin	Thaisarco	THAILAND	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Unknown
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Yes

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	H.C. Starck GmbH	GERMANY	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Kennametal Fallon	UNITED STATES	Unknown
Tungsten	Kennametal Huntsville	UNITED STATES	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Niagara Refining LLC	UNITED STATES	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Yes
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Yes

Appendix B:

The list below sets out possible countries of origin of 3TGs used in the manufacture of products containing necessary conflict minerals. The list is based on publicly available information, our reasonable country of origin investigation, and other due diligence. However, for the reasons described in the CMR, these possible countries of origin cannot be linked to our products with reasonable certainty.

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia.